Exhibit 21.1

SUBSIDIARIES

(as of September 30, 2011)

Alliente, Inc. (Delaware)

Ariba Australia Pty Ltd. (Australia)

Ariba Belgium N.V. (Belgium)

Ariba Canada, Inc. (Canada)

Ariba (China) Limited (Hong Kong)

Ariba Czech s.r.o. (Czech Republic)

Ariba Deutschland GmbH (Germany)

Ariba France, S.A.S. (France)

Ariba Holdings, Inc. (Cayman Islands)

Ariba Iberia, S.L. (Spain)

Ariba India Pvt. Ltd. (India)

Ariba International, Inc. (Delaware)

Ariba International Holdings, Inc. (Delaware)

Ariba International Singapore Pte. Ltd. (Singapore)

Ariba International Sweden AB (Sweden)

Ariba Investment Company, Inc. (Delaware)

Ariba Italia Srl (Italy)

Ariba Middle East & North Africa FZ-LLC (UAE)

Ariba Singapore Pte. Ltd. (Singapore)

Ariba Slovak Republic s.r.o. (Slovak Republic)

Ariba Software Technology Services (Shanghai) Co. Ltd. (China)

Ariba Switzerland GmbH (Switzerland)

Ariba Technologies India Pvt. Ltd. (India)

Ariba Technologies Ireland Ltd. (Ireland)

Ariba Technologies Netherlands B.V. (Netherlands)

Ariba UK Limited (UK)

EssCubed Procurement Pty. Ltd. (South Africa)

FreeMarkets International Holding Inc. de Mexico, de S. de R. L. de C. V. (Mexico)

FreeMarkets Ltda. (Brazil)

MKT Portal Electronico Ltda.

Nihon Ariba K.K. (Japan)

NL Quotaholder 1 B.V. (Netherlands)

NL Quotaholder 2 B.V. (Netherlands)

Procuri Europe Ltd. (UK)

Quadrem Africa Pty. Ltd. (South Africa)

Quadrem Asia Pte. Ltd. (Singapore)

Quadrem Australia Pty. Ltd. (Australia)

Quadrem Brazil Ltda. (Brazil)

Quadrem Canada Ltd. (Canada)

Quadrem Chile Ltda. (Chile)

Quadrem China Ltd. (China)

Quadrem Colombia SAS (Colombia)

Quadrem Continental, Inc. (Delaware)

Quadrem Europe S.A.S. (France)

Quadrem International Ltd. (Bermuda)

Quadrem Mexico S. de R. de C.V. (Mexico)

Quadrem Netherlands B.V. (Netherlands)

Quadrem Overseas Cooperatief U.A. (Netherlands)

Quadrem Peru S.A.C. (Peru)

Quadrem U.S., Inc. (Delaware)

SC Consultoria en Cadeia de Suprimentos Ltda.

Surplus Record, Inc. (Delaware)

Tradex Technologies, Inc. (Delaware)